UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2026

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On January 8, 2026, iBio, Inc., a Delaware company (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, in a private placement priced at-the-market consistent with the rules of the Nasdaq Stock Market LLC (the “Private Placement”) an aggregate of 1,408,481 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 9,653,257 shares of Common Stock (the “Pre-Funded Warrant Shares”). The purchase price per Share is $2.35. The purchase price per Pre-Funded Warrant is $2.349, which is equal to the purchase price per Share, minus the exercise price of $0.001 for each Pre-Funded Warrant.

The Private Placement is expected to close on or about January 13, 2026 (the “Closing Date”). The Company will receive aggregate gross proceeds from the Private Placement of approximately $26 million, before deducting the placement agent commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement to advance its preclinical cardiometabolic programs, including IBIO-610, IBIO-600 and the myostatin and activin A bispecific programs, through key development milestones, as well as to continue to progress its other preclinical pipeline assets, and the balance, if any, to fund the Company’s working capital requirements and for other general corporate purposes.

The Pre-Funded Warrants have an exercise price equal to $0.001 per share. The Pre-Funded Warrants are exercisable at any time after their date of issuance and will not expire until exercised in full. The Pre-Funded Warrants provide that a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 4.99%, or, at the option of each Investor, 9.99%, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%. The Pre-Funded Warrants may be exercised on a cashless basis if, at the time of exercise, there is no effective registration statement or the prospectus contained therein is not available for the issuance of the Pre-Funded Warrant Shares. The exercise price and number of Pre-Funded Warrant Shares are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events.

The Purchase Agreement prohibits the Company, with certain limited exceptions, from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), effecting a reverse stock split, recapitalization, share consolidation reclassification or similar transaction, or filing any registration statement (other than the Resale Registration Statement (defined below) as required pursuant to the Registration Rights Agreement, discussed below, or a registration statement on Form S-8), until the earlier of: (i) 60 days after the Closing Date; and (ii) the business day immediately following the effective date of the Resale Registration Statement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Leerink Partners LLC acted as the lead placement agent for the Private Placement. LifeSci Capital LLC and Oppenheimer & Co. Inc. acted as co-placement agents in connection with the Private Placement.

Registration Rights Agreement

In connection with the Private Placement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, dated January 8, 2026, pursuant to which the Company agreed to register for resale the Shares and the Pre-Funded Warrant Shares held by the Investors (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Resale Registration Statement”) covering the resale of the Registrable Securities as promptly as reasonably practicable and in any event no later than 60 days after the Closing Date. The Company has agreed to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective (the “Effectiveness Deadline”) at the earliest possible date but no later than the earlier of: (a) the 75th calendar day following the initial filing date of the Resale Registration Statement if the SEC notifies the Company that it will “review” the Resale Registration Statement and (b) the fifth business say after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. The Company has agreed to use reasonable best efforts to keep the Resale Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

The Company has granted the Investors customary indemnification rights in connection with the Resale Registration Statement and the registration of the Registrable Securities. The Investors have also granted the Company customary indemnification rights in connection with the Resale Registration Statement and the registration of the Registrable Securities.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Shares of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure

On January 9, 2026, the Company issued a press release announcing the pricing of the Private Placement (the “Pricing Press Release”). A copy of the Pricing Press Release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Private Placement, such as the expected gross proceeds and the anticipated closing date. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on September 5, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 12, 2025, as amended on November 17, 2025, and in the Company’s subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Pricing Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2026	IBIO, INC.

	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: Chief Legal Counsel